The Mosaic Company Joc O’Rourke, President and Chief Executive Officer May 17, 2018

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the anticipated benefits and synergies of our acquisition of the global phosphate and potash operations of Vale S.A. conducted through Vale Fertilizantes (which, when combined with our legacy distribution business in Brazil, is now known as Mosaic Fertilizantes) (the “Transaction”), other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to: difficulties with realization of the benefits and synergies of the Transaction, including the risks that the acquired business may not be integrated successfully or that the anticipated synergies or cost or capital expenditure savings from the Transaction may not be fully realized or may take longer to realize than expected, including because of political and economic instability in Brazil or changes in government policy in Brazil; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the performance of the Wa’ad Al Shamal Phosphate Company (also known as MWSPC), the ability of MWSPC to obtain additional planned funding in acceptable amounts and upon acceptable terms, the timely development and commencement of operations of production facilities in the Kingdom of Saudi Arabia, and the future success of current plans for MWSPC and any future changes in those plans; the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine, which is operated by an entity in which we are the majority owner; difficulties with realization of the benefits of our long term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risk that the cost savings initially anticipated from the agreement may not be fully realized over its term or that the price of natural gas or ammonia during the term are at levels at which thepricingis disadvantageous to Mosaic; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; changes in government policy; changes in environmental and other governmental regulation, including expansion of the types and extent of water resources regulated under federal law, carbon taxes or other greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or efforts to reduce the flow of excess nutrients into the Mississippi River basin, the Gulf of Mexico or elsewhere; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States, Canada or Brazil, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the costs of the MWSPC, its existing or future funding and Mosaic’s commitments in support of such funding; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involvingMosaic’s operations, including potential mine fires, floods, explosions, seismic events, sinkholes or releases of hazardous or volatile chemicals; and risks associated with cyber security, including reputational loss; as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. All forward-looking statements speak only as of the date of this press release. Mosaic assumes no obligation, and disclaims any obligation, to update the information in this release. 2

Mosaic’s Mission We help the world grow the food it needs.

Improving Market Conditions Stripping Margin Phosphate and Potash Prices MOP $ Tonne $ Tonne 300 325 Source: Argus 300 275 275 250 250 225 225 200 200 175 Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 DAP Stripping Margin MOP cfr Brazil 4

Global Operational and Logistics Flexibility

Moving Toward the Low End of the Cost Curve $/Tonne Mined Rock Costs $/Tonne Conversion Costs $50 $80 $70 $40 $60 $30 $50 $20 $40 2014 2015 2016 2017 Q1 2018 2014 2015 2016 2017 Q1 2018 Cash Production Costs Cash Conversion Costs * Phosphate cash conversion costs are reflective of actual costs, excluding realized mark-to-market gains and losses. These costs are captured in inventory and are not necessarily reflective of costs included in costs of goods sold for the period. 6

Moving Toward the Low End of the Cost Curve $ Per Tonne $140 Despite Logistics Related Costs $120 $100 $80 $60 $40 $20 $- 2013 2014 2015 2016 2017 Q1 2018 MOP Cash Production Costs Per Tonne* Brine *MOP cash production costs are reflective of actual costs during the quarter, excluding CRT and realized mark-to-market gains and losses. These costs are captured in inventory and are not necessarily reflective of costs included in costs of goods sold for the period. 7

Visible Cost Controls $ Per Tonne Selling, General & Administrative Expenses 20 18 16 14 12 10 8 2013 2014 2015 2016 2017 2018F *Does not include the intra-segment volume eliminations, which are negative impacting SG&A/Tonne metric starting in 2018 as a result of the Vale Fertilizantes acquisition 8

Mosaic Fertilizantes Transformation on Track Mosaic Fertilizantes Transformation Actions taken in Q1’18 $300 expected to generate $100M of value $250 $200 $150 $100 H2 $50 H1 $- H1 2018E 2019E 2020E

Commodity Company with Differentiated Products In millions Sales Volumes – Premium Products 3.7 3.5 3.3 3.1 2.9 2.7 2.5 2.3 2013 2014 2015 2016 2017 2018F 10

Our Commitments  Highest ethics and principles  Quality products  Respected business partner  Good employer and neighbor  Responsible operations

Tremendous Upside Leverage

($ in billons)

Section	Low	High	
	$ 1.70B	$ 1.90B	Adjusted EBITDA guidance dated 05/08/18
2018 Guidance		$ 0.00	Income taxes paid
		$ 0.20	Interest expense paid
		$ 0.00	Other working capital changes
		$ 0.20B	Total adjustments to estimate cash flow from operating activities
	$ 1.50B	$ 1.70B	Estimated cash flow from operating activities
	$ 0.90B	$ 1.10B	Capital expenditure guidance dated 05/08/18
	$ 0.40B	$ 0.80B	FCF = cash flow from operating activities – capital expenditures
Planned Actions*		$ 0.18	Additional Mosaic Fertilizantes synergies
		$ 0.12	Annual cash brine management costs
		$ 0.23	Lower annual K3 growth capital expenditure
		$ 0.53B	Total improvement from plans in place
	$ 0.93B	$ 1.33B	FCF range after execution of plans
Through-Cycle Prices**		$ 0.90B	Impact of average prices and stripping margins from 2009-2017
			Assumes potash prices at the mine of $302 / tonne
			Assumes DAP stripping margin of $275 / tonne
			Assumes no incremental cash taxes
	$ 1.83B	$ 2.23B	FCF range after execution and assuming through-cycle prices

*Assumes K3 is fully operational and all Mosaic Fertilizantes synergies are achieved. Prices unchanged from 2018 estimates. Assumed no incremental benefits of additional K3 capacity or associated reduction in operating costs.
**Assumes K3 is fully operational, all Mosaic Fertilizantes synergies are achieved and 8 year average selling prices.
EBITDA is defined as net income less income taxes, less interest expense, less depreciation, depletion and amortization.
See "Non-GAAP Financial Measures" included in Mosaic's May 7, 2018 earnings press release which is incorporated herein by reference.

Mosaic

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2018 Priorities  Deliver Mosaic Fertilizantes value creation targets  Continue to transform Potash and Phosphates  Engage and harness power of 15,000 employees  Maintain strong balance sheet  Create shareholder value

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